UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2012

CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32162	80-0067704
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting of stockholders of Corporate Property Associates 16 — Global Incorporated (the “Company”) was held on June 20, 2012. Set forth below are the final voting results.

Proposal One

For the election of directors, who were elected to serve until the next annual meeting of stockholders:

Name of Director	For	Withheld	Abstain*
Marshall E. Blume	73,751,603	1,872,409	36,385,916
Trevor P. Bond	73,904,099	1,719,913	36,385,916
Elizabeth P. Munson	73,899,705	1,724,307	36,385,916
Richard J. Pinola	73,890,258	1,733,754	36,385,916
James D. Price	73,760,306	1,863,706	36,385,916

*	Represents shares held by the Company’s advisor, W. P. Carey & Co. LLC and certain of its affiliates, which were present for quorum purposes but are not entitled to be voted for the election of directors under the Company’s Bylaws.

Proposal Two

	For	Against	Abstain
To amend the Company’s charter to include provisions regarding voting limitations on the Company’s shares held by the Company’s advisor, directors and their respective affiliates	108,401,645	1,282,715	2,325,568

Proposal Two was approved after receiving more than a majority of the votes cast, in person or by proxy, at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 16 - Global Incorporated

Date: June 26, 2012	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director